EXHIBIT 23.1

CHILD, SULLIVAN & COMPANY
A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037
Phone:  801-927-1337  Fax:  801-927-1344




CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Echelon Acquisition Corp.


We hereby consent to the inclusion in the Form 10-SB Registration Statement of our independent auditors' report dated September 2, 2004, on our audit of the financial statements of Echelon Acquisition Corp. as of August 31, 2004, and for the period from July 27, 2004 (inception) to August 31, 2004.


Sincerely,


Child, Sullivan & Company


Child, Sullivan & Company
Kaysville, UT
September 15, 2004








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